Exhibit 99.3

FAPS Holdings, Inc.

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2021 and December 31, 2020 and for the three months ended March 31, 2021 and 2020

FAPS Holdings, Inc.

Index

Page(s)

Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets (Unaudited)	1

Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)	2

Condensed Consolidated Statements of Shareholders’ Equity (Unaudited)	3

Condensed Consolidated Statements of Cash Flows (Unaudited)	4-5

Notes to Condensed Consolidated Financial Statements (Unaudited)	6-13

FAPS Holdings, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$13,287,322	$8,478,873
Current portion of restricted cash	316,889	232,373
Funds held for merchants	9,882,827	94,295,263
Accounts receivable, net	26,033,615	22,605,817
Expected merchant funds	456,307	2,993,240
Current portion of lease payments receivable, net	559,928	743,140
Inventory, net	1,343,392	1,680,931
Other current assets	3,360,594	3,679,044
Total current assets	55,240,874	134,708,681
Restricted cash	3,730,285	3,227,120
Lease payments receivable, net	1,296,490	1,135,151
Property and equipment, net	32,537,255	31,697,138
Other assets	9,770,632	9,692,889
Intangible assets, net	55,283,892	58,368,956
Goodwill	343,945,227	343,945,227
Total assets	$501,804,655	$582,775,162
Liabilities, redeemable preferred stock and shareholders' equity
Liabilities
Funds owed to merchants	$10,656,022	$97,520,876
Accounts payable	2,839,803	2,760,103
Income taxes payable	1,785,558	620,060
Reserve for chargebacks and merchant loss	426,933	427,908
Accrued expenses and other liabilities	40,492,883	40,639,058
Deferred revenue	4,424,609	4,301,554
Total current liabilities	60,625,808	146,269,559
Other long-term liabilities	4,493,276	4,028,585
Deferred tax liability, net	26,505,444	26,237,110
Long-term debt obligations	246,106,724	245,900,234
Total liabilities	337,731,252	422,435,488
Commitments and contingencies (Note 5)
Redeemable preferred stock, 12% series A, $.01 par value, 100,000 shares authorized at March 31, 2021 and December 31, 2020; 10,003 and 10,039 outstanding at March 31, 2021 and December 31, 2020, respectively	18,608,364	18,129,498
Shareholders’ equity
Class C common stock, $.01 par value, 1 share authorized and outstanding at March 31, 2021 and December 31, 2020	.01	.01
Class B common stock, $.01 par value, 1 share authorized and outstanding at March 31, 2021 and December 31, 2020	.01	.01
Class A common stock, $.01 par value, 17,999,998 shares authorized; 9,951,208 and 9,939,291 outstanding at March 31, 2021 and December 31, 2020, respectively	99,512	99,393
Treasury stock, at cost, 80,435 and 48,084 shares at March 31, 2021 and December 31, 2020, respectively	(1,991,123)	(976,596)
Additional paid-in capital	151,520,522	152,105,671
Shareholder notes receivable	(3,177,353)	(3,222,753)
Accumulated deficit	(986,519)	(5,795,539)
Total shareholders’ equity	145,465,039	142,210,176
Total liabilities, redeemable preferred stock and shareholders' equity	$501,804,655	$582,775,162

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FAPS Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenue	$76,840,540	$73,375,564
Operating expenses
Other costs of service	44,612,118	42,249,065
Selling, general and administrative expenses	16,834,392	19,701,053
Depreciation and amortization	5,279,885	6,079,256
	66,726,395	68,029,374
Income from operations	10,114,145	5,346,190
Interest expense	3,708,402	8,817,730
Other (income) expense	(10,140)	58,273
Income (loss) before income taxes	6,415,883	(3,529,813)
Provision for income taxes	1,606,863	127,511
Net income (loss)	4,809,020	(3,657,324)
Other comprehensive income	-	-
Comprehensive income (loss)	$4,809,020	$(3,657,324)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FAPS Holdings, Inc.

Condensed Consolidated Statements of Shareholders’ Equity (Unaudited)

	Class C		Class B		Class A				Additional	Shareholder	Accumulated	Total
	Common Stock		Common Stock		Common Stock		Treasury Stock		Paid-in	Notes	Earnings	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	(Deficit)	Equity
Balances at December 31, 2019	1	$0.01	1	$0.01	9,939,291	$99,393	(34,591)	$(553,456)	$154,430,309	$(3,337,939)	$(9,396,710)	$141,241,597
Share-based compensation									40,500			40,500
Repurchase of common stock							(7,952)	(249,375)				(249,375)
Settlement of stock options									(268,569)			(268,569)
Shareholder notes receivable, net										114,761		114,761
Common stock dividend - Class B									(9,127)			(9,127)
Preferred stock dividend - 12% Series A									(483,235)			(483,235)
Net income											(3,657,324)	(3,657,324)
Balances at March 31, 2020	1	$0.01	1	$0.01	9,939,291	$99,393	(42,543)	$(802,831)	$153,709,878	$(3,223,178)	$(13,054,034)	$136,729,228
Balances at December 31, 2020	1	0.01	1	0.01	9,939,291	99,393	(48,084)	(976,596)	152,105,671	(3,222,753)	(5,795,539)	142,210,176
Issuance of common stock					11,917	119			313,009			313,128
Share-based compensation									60,000			60,000
Repurchase of common stock							(32,351)	(1,014,527)				(1,014,527)
Settlement of stock options									(396,964)			(396,964)
Shareholder notes receivable, net										45,400		45,400
Common stock dividend - Class B									(19,203)			(19,203)
Preferred stock dividend - 12% Series A									(541,991)			(541,991)
Net income											4,809,020	4,809,020
Balances at March 31, 2021	1	$0.01	1	$0.01	9,951,208	$99,512	(80,435)	(1,991,123)	$151,520,522	$(3,177,353)	$(986,519)	$145,465,039

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FAPS Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities
Net income (loss)	$4,809,020	$(3,657,324)
Adjustments to reconcile net income to net cash provided by operating activities
Share-based compensation expense	60,000	40,500
Loss on extinguishment of debt	-	3,259,187
Unrealized foreign currency exchange (gain) loss	(13,589)	65,278
Provision for lease allowance, merchant loss,and accounts receivable	(352,408)	(168,207)
Depreciation and amortization of property and equipment	1,680,093	1,615,629
Amortization of intangible assets	3,569,130	4,429,025
Amortization of initial direct costs	30,662	34,601
Amortization of loan costs, revolver	152,472	54,983
Amortization of debt issuance costs, term notes	206,491	249,572
Amortization of deferred contract acquisition costs	1,447,443	1,281,499
Deferred income taxes	268,334	4,285,819
Changes in assets and liabilities
Accounts receivable	(3,427,666)	1,307,204
Lease payments receivable	68,182	80,525
Inventory	337,539	(367,371)
Other assets	(1,378,373)	(1,147,160)
Accounts payable	(1,141,303)	(75,249)
Reserve for chargebacks and merchant loss	271,025	278,391
Accrued expenses and other liabilities	314,810	(6,250,478)
Income taxes payable	1,165,498	(4,270,057)
Deferred revenue	123,055	121,831
Funds held/owed to merchants	101,665	636,121
Net cash provided by operating activities	8,292,080	1,804,319
Cash flows from investing activities
Purchases of property and equipment	(1,276,592)	(1,289,026)
Purchase and conversion of agent residuals	(243,000)	(35,398)
Agent exclusivity agreements	(241,066)	85,342
Repayments of notes receivable	-	31,250
Net cash used in investing activities	(1,760,658)	(1,207,832)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FAPS Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Cash flows from financing activities
Proceeds from new term loan, net of original issue discount	-	272,250,000
Payments on previous term loan first lien	-	(189,000,000)
Payments on previous term loan second lien	-	(80,000,000)
Debt issuance costs	-	(4,048,241)
Proceeds from issuance of common stock, Class A	313,128	-
Repurchase of common stock	(1,014,527)	(249,375)
Settlement of stock options	(396,964)	(268,569)
Repurchase of preferred stock	(63,126)	-
Common stock dividends paid, Class B	(19,203)	(9,127)
Additions to shareholder notes receivable	(13,021)	(13,913)
Repayments of shareholder notes receivable	58,421	128,675
Net cash used in financing activities	(1,135,292)	(1,210,550)
Net increase (decrease) in cash, cash equivalents and restricted cash	5,396,130	(614,063)
Cash, cash equivalents and restricted cash
Beginning of year	11,938,366	8,838,799
End of year	$17,334,496	$8,224,736
Supplemental cash flow information
Cash paid for interest	$3,394,418	$9,570,973
Cash paid for income taxes, net	184,238	282,343
Noncash purchases of property and equipment	1,221,003	130,016
Noncash accrued dividend on redeemable preferred stock	541,991	483,235

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FAPS Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Description of Business

FAPS Holdings, Inc. (the “Company”) markets and services electronic credit card authorization and payment systems to merchants, including sale and leasing of related equipment. The Company provides a full range of payment processing services to small and medium-sized retail and service businesses throughout the United States including nonprofit organizations worldwide. These services include credit card, debit card and electronic benefit transaction processing; check guarantee and conversion; point-of-sale (“POS”) equipment leasing; internet transaction processing and reporting; automated teller machines (“ATM”) ownership and processing; and gift card processing and reporting.

Global Pandemic

In March 2020, the World Health Organization declared the coronavirus (“COVID-19”) a pandemic. As a result of the pandemic, during 2020 and continuing into 2021, the ongoing outbreak has and may continue to adversely impact portions of the Company’s merchant base due to various restrictions imposed by state and local governments limiting the extent to which merchants can operate their businesses. Such limitations on the Company’s merchant base could have an adverse impact on processing volumes for which a significant portion of the Company’s revenue is derived. While the widespread distribution of vaccines and lifting of restrictions by certain state and local governments has resulted in signs of economic recovery, the extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, potential virus resurgences in certain areas, regulatory decisions, and the impact on the financial markets, all of which are uncertain and cannot be predicted. These factors could ultimately affect the recoverability of assets, long-lived assets and goodwill, however, these unaudited condensed consolidated financial statements reflect the effects of COVID-19 based on management's estimates and assumptions utilizing the most currently available information.

2.	Summary of Significant Accounting Policies

Accounting Principles

The accompanying unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and on the same basis as the Company’s audited consolidated financial statements for the year ended December 31, 2020. Certain information and disclosures included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, estimates, and management judgments necessary for a fair statement of the Company’s interim financial information for the periods presented. The results reported in the unaudited condensed consolidated financial statements are not necessarily indicative of the results expected for any future interim or annual period. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2020.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FAPS Holdings, Inc. and its wholly owned subsidiaries. All intercompany transactions and balances are eliminated in consolidation.

FAPS Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management estimates and assumptions that affect the amounts reported. These estimates are based on historical experience and information that is available to management about current events and actions the Company may take in the future. Significant items subject to estimates and assumptions include the carrying value and useful lives of long- lived assets, deferred income taxes, and stock options. Actual results could materially differ from those estimates.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consist primarily of cash, but may also include short-term, highly liquid cash investments having original maturity dates of three months or less. All excess cash not needed for normal operations is used to reduce debt or held to fund future investments. The Company maintains cash at financial institutions in excess of federally insured limits.

The current portion of restricted cash consists of certain merchant funds that are settled within three business days and restricted cash consists of merchant reserves.

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$13,287,322	$8,478,873
Current portion of restricted cash	316,889	232,373
Restricted cash	3,730,285	3,227,120
Total cash, cash equivalents and restricted cash	$17,334,496	$11,938,366
presented in the statements of cash flows

Funds Held for Merchants

Funds held for merchants represents cash received by the Company from credit card networks and internet transaction processing which the Company collects on behalf of certain merchants. Upon receiving the cash, the Company recognizes an offsetting liability reflected as funds owed to merchants until the funds are settled with the merchants. The cash is settled to merchants within three to five business days.

Expected Merchant Funds

The expected merchant funds represent amounts due to the Company from credit card networks which the Company collects on behalf of certain merchants. Upon recording the expected funds, the Company recognizes an offsetting liability reflected as funds owed to merchants until the funds are settled with the merchants.

Income Taxes

Deferred tax assets and liabilities are recorded to reflect the future tax consequences attributable to the effects of differences between the carrying amounts of existing assets and liabilities for financial reporting and their respective amounts used for income tax purposes. These tax effects are measured based on provisions of enacted tax laws. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

If interest or penalties are paid related to income taxes, they are recorded as tax expense. Interest and penalties paid during the three months ended March 31, 2021 and 2020 were immaterial. The years ended 2017, 2018 and 2019 remain subject to examination by the Internal Revenue Service.

FAPS Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Recent Accounting Pronouncements

In February 2016, the FASB issued updated guidance regarding lease accounting. The update includes a lessee accounting model with two types of leases: finance leases and operating leases. The guidance requires that most leases be recognized on the balance sheet as a right of use asset with an associated lease liability at the lease commencement date. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or operating lease. Lessor accounting will remain substantially the same as the current model. The updates to lessor accounting focus on conforming to certain changes made to the lessee model and the new revenue recognition standard. The guidance requires new disclosures with the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing key information about the leasing arrangements recorded in the financial statements. The new guidance will be effective for fiscal years beginning after December 15, 2021. The Company is currently assessing the impact of this guidance on its consolidated financial statements.

In August 2018, the FASB issued new guidance on a customer’s accounting for implementation, set-up and other upfront costs incurred in a cloud computing arrangement hosted by a service contract with a vendor. Under the new guidance, a customer will apply the same criteria for capitalizing implementation costs of a cloud computing arrangement as it would for an on-premises software license. The new guidance will be effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is currently assessing the impact of this guidance on its consolidated financial statements.

From time to time, new accounting pronouncements are issued by the FASB or other standards setting bodies that the Company adopts as of the specified effective date. Unless otherwise discussed, the Company believes the impact of recently issued standards that are not yet effective are either not applicable to the Company at this time or will not have a material impact on the Company’s consolidated financial statements upon adoption.

3.	Revenues

Disaggregation of revenue

The following table presents disaggregated revenue for the three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31, 2021	March 31, 2020
Payment processing services	74,447,903	71,231,435
Equipment sales	1,029,209	647,237
Leasing-related revenue	814,462	960,116
Software contracts	548,966	534,776
Total Revenues	$76,840,540	$73,373,564

FAPS Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Contract Acquisition Costs

The Company had net deferred contract acquisition costs at March 31, 2021 and December 31, 2020 of $8,148,046 and $8,008,707, respectively, which are included in noncurrent other assets. Amortization of deferred contract acquisition costs at March 31, 2021 and 2020 was $1,447,443 and $1,281,499, respectively.

Contract Assets and Liabilities

The Company’s contract assets represent its right to consideration in exchange for goods or services that it has already transferred to its customers. As the Company’s right to the consideration is entirely unconditional for all of its goods or services transferred to the customer as of the end of the period, all contract assets are classified as receivables. Contract receivables, net of allowance for doubtful accounts, at March 31, 2021 and December 31, 2020 was $26,033,615 and $22,605,817, respectively.

The Company’s contract liabilities represent its obligation to transfer goods or services to a customer for which the Company has received consideration. Contract liabilities at March 31, 2021 and December 31, 2020 was $4,424,609 and $4,301,554, respectively. Revenue recognized for the three months ended March 31, 2021 and 2020 from contract liability balances at the beginning of each period was $2,500,284 and $2,709,460 respectively.

4.	Long-Term Debt and Revolving Credit Facility

Long-term debt and revolving credit facility consist of the following:

	March 31, 2021	December 31, 2020
New term loan	251,062,500	251,062,500
New revolving credit facility	-	-
	251,062,500	251,062,500
Less: Unamortized debt issuance costs	4,955,776	5,162,266
	$246,106,724	$245,900,234

Maturity requirements on long-term debt as of March 31, 2021 are as follows:

2021 (April - December)	$-
2022	-
2023	-
2024	-
2025	-
Thereafter	251,062,500
$251,062,500

New Term Loan

On March 4, 2020, the Company entered into a syndicated loan agreement (the “New Term Loan”) with various financial institutions paying off the Previous First Lien and the Previous Second Lien. The New Term Loan consists of a $275,000,000 term loan, including an original issue discount of $2,750,000, and a $40,000,000 new revolving credit facility. All borrowings under the New Term Loan bear interest at a Base Rate plus an Applicable Rate of 4.0% or 3.75% or an Adjusted LIBO

FAPS Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Rate plus an Applicable Rate of 5.0% or 4.75% for the term loan and new revolving credit facility, respectively. The Base Rate is equal to the greater of prime rate, the NYFRB Rate plus .5%, the Adjusted LIBO Rate as calculated in respect of a proposed Eurodollar loan based on the LIBO Screen Rate plus 1.0%, or 1%, per annum. After June 30, 2020, all new revolving credit facility borrowings under the New Term Loan bear interest at a Base Rate plus an Applicable Rate of 3.75% or 3.5% or an Adjusted LIBO Rate plus an Applicable Rate of 4.75% or 4.5% based on the New Term Loan leverage ratio. As of December 31, 2020, the interest rate for the term loan was 5.23% and the new revolving credit facility was 7.00%. Quarterly payments of $687,500 are due on the term loan through December 31, 2026, with the remaining principal due on March 4, 2027. During 2020, the Company made all the contractually required quarterly payments due through December 31, 2026. Balances on the new revolving credit facility are due on March 4, 2025. Additionally, the Company pays a commitment fee on the unused portion of its new revolving credit facility of 0.5% or .375% based on the New Term Loan net leverage ratio. The New Term Loan may be prepaid at any time. The New Term Loan also requires additional principal payments based upon annual calculation of excess cash flow as defined in the agreement. An additional principal payment was not required for the year ended December 31, 2020.

Borrowings under the New Term Loan are collateralized on a first priority basis by a security interest in substantially all assets of the Company. Under the terms of the New Term Loan, the Company is required to maintain certain financial ratios and comply with certain covenants. The Company was in compliance with all of its financial covenants during 2020 under the New Term Loan. In connection with the New Term Loan, the Company incurred fees of $7,470,502 of which $6,798,241 was deferred and recognized as debt issuance costs and $672,260 was recorded to selling, general and administrative expenses. Deferred debt issuance costs at the time of the event was $4,021,250 of which $762,064 was recorded as deferred debt issuance costs and the remaining $3,259,187 was recognized as a loss on extinguishment and recorded to interest expense. The debt issuance costs for the term loan are amortized and netted against the outstanding debt balance and will be amortized over the life of the New Term Loan under the effective interest method. The debt issuance costs for the new revolving credit facility will be amortized over the life of the new revolving credit facility under the New Term Loan using the straight-line method. The charge to interest expense related to debt issuance costs was $358,963 and $304,555 for the three months ended March 31, 2021 and 2020, respectively.

5.	Commitments and Contingencies

Leases

The Company leases office space for its headquarters, operations and sales offices. These leases expire at various times and some of the leases have renewal, escalation and abatement period clauses. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.

FAPS Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Future minimum rental payments under noncancelable operating leases at March 31, 2021 are summarized below:

Operating
Leases
2021 (April - December)	$3,463,529
2022	4,875,588
2023	4,484,371
2024	4,383,763
2025	4,232,191
Thereafter	11,916,445
$33,355,887

Rent expense for all operating leases for the three months ended March 31, 2021 and 2020 was $1,201,687 and $1,187,186, respectively.

Payment Processing Agreements

The Company has agreements with several third-party processors to provide payment processing, transmittal, transaction authorization and data capture services, and access to various reporting tools. These third-party processors include Worldpay, TSYS Acquiring Solutions, First Data Corporation, and Chase Paymentech Solutions. Agreements with certain third-party processors require the Company to submit a minimum monthly number of transactions or volume for processing. If the Company submits a number of transactions or volume that is lower than the minimum, the Company is required to pay the processor the fees that they would have received if the Company had submitted the required minimum transactions or volume. The agreement expiration dates with these third-party processors range from yearly renewal options to seven years.

The future minimum commitments required to be paid are summarized below:

2021 (April - December)	$1,321,504
2022	1,562,005
2023	1,440,000
2024	1,440,000
2025	1,440,000
Thereafter	2,640,000
$9,843,509

Bank Processing Agreement

In connection with the Company’s credit card processing services, VISA and MasterCard require merchants accepting VISA and MasterCard credit cards to contract directly with a processing bank that is a member bank of the VISA and MasterCard associations. The Company is dependent upon the contractual arrangement with its processing bank to continue to service merchant portfolios. The Company has a contractual right to receive revenue derived from the discount rate and fees earned on its merchant portfolios, as long as the merchant continues to process transactions on the processing bank’s systems and the Company remains in compliance under its agreement with the processing bank.

In accordance with the Company’s contract with its processing bank, all of the funds collected and all disbursement functions are performed on behalf of the Company by the processing bank. Disbursements for the interchange fee paid to the card issuing financial institutions are made daily.

FAPS Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Shortly after each month-end, the processing bank disburses to the Company the remainder of the funds collected from the merchants less the processing bank’s fees and credit card network fees.

Litigation

From time to time the Company is involved in certain legal proceedings and claims which arise in the ordinary course of business. It is the Company’s policy to accrue for amounts related to these legal proceedings if it is probable that a liability has been incurred and the amount is reasonably estimable. In the opinion of the Company, based on consultations with counsel, the results of any of these legal proceedings individually and in the aggregate, are not expected to have a material effect on its results of operations, financial condition or cash flows.

Severance

Certain officers of the Company have entered into employee agreements under which they are entitled to severance pay equal to their base salary for 12 to 24 months in the event they are terminated by the Company other than for cause.

Data Breach

The Company collects and stores sensitive data about its merchant customers and bank cardholders. If the Company’s network security is breached or sensitive merchant or cardholder data is misappropriated, the Company could be exposed to assessments, fines or litigation costs.

6.	Income Taxes

The effective tax rate for the three months ended March 31, 2021 and 2020 was 25.1% and 3.6%, respectively. The differences in each period between the effective tax rate and the federal statutory rate is due to the impacts of state and local taxes, nondeductible items and the results of the enactment of the CARES Act specifically related to additional deductions related to the qualified improvement property and interest expense.

7.	Redeemable Preferred Stock

The following table presents redeemable preferred stock activity for the three months ended March 31, 2021 and 2020:

	Series A
	Redeemable		Additional		Total
	Preferred Stock		Paid-in	Accrued	Redeemable
	Shares	Amount	Capital	Dividends	Preferred Stock
Balances at December 31, 2019	10,039	$100.39	$10,038,900	$6,068,825	$16,107,825
Accrued Dividends	-	-		483,235	483,235
Balances at March 31, 2020	10,039	100.39	10,038,900	6,552,060	16,591,060

Balances at December 31, 2020	10,039	100.39	10,038,900	8,090,499	18,129,499
Conversion of Preferred Stock	(36)	(0.36)	(36,000)	(27,126)	(63,126)
Accrued Dividends	-	-		541,991	541,991
Balances at March 31, 2021	10,003	$100.03	$10,002,900	$8,605,364	$18,608,364

FAPS Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

8.	Related Party Transactions

In connection with the Acquisition on August 18, 2014, the Company entered into a Management Services Agreement with an affiliate of an equity investor under which the affiliate provides to the Company transaction structuring and advisory services in connection with selected aspects of future transactions and such additional management, financial, strategic planning and financial advisory services reasonably requested by the Company from time to time. The Company paid $125,000 and $269,526 to this affiliate for the three months ended March 31, 2021 and 2020, respectively.

The Company has an Independent Sales Organization (“ISO”) who is a family member with a senior executive of the Company. The Company made residual payments to the ISO totaling $813,072 and $810,296 for the three months ended March 31, 2021 and 2020, respectively.

The Company entered into promissory note agreements that are recourse in nature with certain shareholders for payments of personal income taxes related to the exercise of stock options. The notes bear interest at 2% per annum and are compounded annually on the unpaid balance. The principal plus accrued interest is due and payable on the earliest of the seventh anniversary of the notes, the date the majority shareholder ceases to own at least 51% of the common stock of the Company, or the first date on which the borrower is no longer an employee and ceases to own any shares of common stock. The promissory note balance as of March 31, 2021 and December 31, 2020 was $3,177,353 and $3,222,753, respectively.

9.	Subsequent Events

The Company has evaluated events and transactions for recognition or disclosure in the unaudited condensed consolidated financial statements through May 10, 2021, the date the unaudited condensed consolidated financial statements were available to be issued. Other than the event discussed below, there were no other events or transactions that required recognition or disclosure in the unaudited condensed consolidated financial statements.

On April 21, 2021, the Company entered into an Agreement and Plan of Merger to be acquired for total purchase consideration of $960,000,000, subject to customary closing conditions. The closing date of the transaction is expected to be June 1, 2021 and all components of the transaction have been approved by the shareholders of the Company.